Exhibit 10.29

FINAL EXECUTION

AMERICAN CRYSTAL SUGAR COMPANY

$20,000,000 4.78% Senior Secured Guaranteed Notes, due February 1, 2010

NOTE PURCHASE AGREEMENT

Dated as of January 15, 2003

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SCHEDULES

Schedule A	Information Relating to Purchasers
Schedule B	Defined Terms
Schedule 5.4	Subsidiaries of the Company
Schedule 5.5	Financial Statements and Other Reports
Schedule 5.12(b)	ERISA Exceptions
Schedule 5.15	Existing Debt and Existing Liens

EXHIBITS

Exhibit 1	Form of Note
Exhibit 1(b)	Form of Guarantee Agreement
Exhibit 4.1	Representations and Warranties of Guarantor
Exhibit 4.4(a)	Description of Closing Opinion of Counsel to the Company and the Guarantor
Exhibit 4.4(b)	Description of Special Counsel’s Closing Opinion
Exhibit 4.4(c)	Description of Closing Opinion of Special Local Counsel to the Purchasers
Exhibit 4.4(d)	Description of Closing Opinion of Counsel to the Collateral Agent

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AMERICAN CRYSTAL SUGAR COMPANY

101 NORTH 3RD STREET

MOORHEAD, MINNESOTA  56560

$20,000,000 4.78% Senior Secured Guaranteed Notes, due February 1, 2010

Dated as of

January 15, 2003

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

American Crystal Sugar Company, a Minnesota cooperative  corporation (the “Company”), agrees with you as follows:

SECTION 1.  AUTHORIZATION OF NOTES.

(a)                                  The Company will authorize the issue and sale of its $20,000,000 4.78% Senior Secured Guaranteed Notes, due February 1, 2010 (the “Notes”), such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). The Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by you and the Company.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

(b)                                 The payment and performance obligations of the Company under and pursuant to this Agreement and the Notes are to be fully and unconditionally guaranteed by the Guarantor pursuant to the Guarantee Agreement in substantially the form attached hereto as Exhibit 1(b).

(c)                                  The obligations of the Guarantor under the Guarantee Agreement shall be secured by the Sidney Mortgage and the Notes shall be secured, equally and ratably with the other Senior Secured Obligations (as defined in the Intercreditor and Collateral Agency Agreement) by the Collateral (as defined in the Intercreditor and Collateral Agency Agreement).

SECTION 2.  SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.  Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the “Other Agreements”) identical with this Agreement with each of the other purchasers named in Schedule A (the

“Other Purchasers”), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A.  Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.  You and the Other Purchasers are sometimes referred to hereunder as the “Purchasers”.

SECTION 3.  CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of McDermott, Will & Emery, 227 W. Monroe, Suite 4400, Chicago, Illinois 60606 at 10:00 A.M. Chicago, Illinois time, at a closing (the “Closing”) on January 31, 2003 or on such other Business Day thereafter on or prior to January 31, 2003 as may be agreed upon by the Company and you and the Other Purchasers.  At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company at Wells Fargo Bank Northwest, Minneapolis, Routing #091000019, for credit to the Company’s account no. 0720017777.  If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such non-fulfillment.

SECTION 4.  CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1                                   Representations and Warranties.  The representations and warranties of the Company in this Agreement, of the Guarantor in the Guarantee Agreement  and contained in Exhibit 4.1 to this Agreement and the Security Documents shall be correct when made and at the time of the Closing.

Section 4.2                                   Performance; No Default.  The Company and the Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Section 4.3                                Compliance Certificates.

(a)                                  Officer’s Certificate of the Company.  The Company shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)                                 Secretary’s Certificate of the Company.  The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Agreements and the Existing Mortgages.

(c)                                  Officer’s Certificate of the Guarantor.  The Guarantor shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(d)                                 Secretary’s Certificate of the Guarantor.  The Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guarantee Agreement and the Sidney Mortgage.

(e)                                  Officer’s Certificate.  The Collateral Agent shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that (i) the representations and warranties of the Collateral Agent set forth in Section 2.2 of the Intercreditor and Collateral Agency Agreement shall be correct when made and at the time of the Closing, (ii) the Collateral Agent shall have performed and complied with all agreements and conditions contained in the Intercreditor and Collateral Agency Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing, and (iii) the Collateral Agent shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation.

(f)                                    Secretary’s Certificate.  The Collateral Agent shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Intercreditor and Collateral Agency Agreement.

Section 4.4                                Opinions of Counsel.  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Oppenheimer, Wolff & Donnelly, counsel for the Company and the Guarantor, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from McDermott, Will & Emery, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request, (c) from Holland & Hart, as special Montana counsel, and Oppenheimer, Wolff & Donnelly, as special Minnesota and North Dakota counsel, covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request, and (d) from the Associate General Counsel of the Collateral Agent substantially in the form set forth in Exhibit 4.4(d) and covering such other matters incident to such transactions as you may reasonably request.

Section 4.5                                Purchase Permitted By Applicable Law, Etc.  On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

Section 4.6                                Sale of Other Notes; Amendment of 1998 Note Purchase Agreement.  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A, and the original 1998 Note Purchase Agreement shall have been amended by the Company and the 1998 Purchasers in form and substance reasonably satisfactory to the Company, the 1998 Purchasers and the Purchasers.

Section 4.7                                Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel and your special local counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8                                Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

Section 4.9                                Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10                            Execution of Security Documents.  On or prior to the Closing:

(a)                                  the Guarantor shall have executed and delivered the Guarantee Agreement, the 1998 Guarantee Agreement and the Bank Guarantee Agreement and each of said agreements shall be in full force and effect and you shall have received true, correct and complete copies thereof;

(b)                                 the Collateral Agent, the Banks and you shall have entered into and delivered the Intercreditor and Collateral Agency Agreement and the Company and the Guarantor shall have acknowledged the execution and delivery of such agreement and the Intercreditor and Collateral Agency Agreement shall be in full force and effect and you shall have received true, correct and complete copies thereof;

(c)                                  the Guarantor and the Collateral Agent shall have entered into and delivered the Sidney Mortgage in form and substance satisfactory to you and the Sidney Mortgage shall be in full force and effect and you shall have received true, correct and complete copies thereof; and

(d)                                 the Existing Mortgage shall be modified or amended in form and substance reasonably satisfactory to the Purchasers to the effect that such Existing Mortgage shall continue to secure the Notes following execution of the Modification Agreement as may be required by local law.

Section 4.11                            Filing and Recording; Collateral Due Diligence.  The Purchasers shall have received the following, in form and substance satisfactory to the Purchasers:

(a)          evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Collateral Agent on behalf of the Purchasers, a perfected first, priority Lien on the Collateral, including evidence of recordation of the Mortgages (which may consist of a written or telephonic confirmation from the title insurance company), and filing of completed UCC-1 financing statements, in each case in the appropriate governmental offices;

(b)         the results, dated as of a recent date prior to the Closing Date, of searches conducted in the UCC filing records in each of the governmental offices in each jurisdiction in which personal property and fixture Collateral is located, which shall have revealed no Liens with respect to any of the Collateral except Permitted Liens;

(c)          a title insurance policy (or a binding commitment therefor) for the Sidney Mortgage (i) issued by a title insurance company of recognized standing satisfactory to the Purchasers, (ii) on an ALTA (1970 Form) lender’s extended coverage policy, in an amount and form satisfactory to the Purchasers, (iii) naming the Collateral Agent, for the ratable benefit of the Secured Parties, as the insured thereunder, (iv) insuring that the Sidney Mortgage insured thereby creates a valid first priority Lien on the property covered by the Sidney Mortgage, subject to no other Liens, other than Permitted Liens, and to no other exceptions, other than those satisfactory to the Purchasers, and (v) containing such endorsements and affirmative coverage as the Purchasers or the Bank (through the Purchasers) may reasonably request;

(d)         “Date Down” Endorsement to the existing loan title policies for the Existing Mortgage issued by Richland Abstract to the Collateral Agent insuring that the Sidney Mortgage insured thereby creates a valid first priority Lien on the property covered by the Sidney Mortgage, subject to no other Liens, other than Permitted Liens; and

(e)          such other documents and instruments in connection with the Sidney Mortgage as shall reasonably be deemed necessary by the Purchasers.

Section 4.12                            Evidence of Insurance.  You shall have received a certificate dated the Closing executed by the independent insurance broker of the Company or the Guarantor certifying to the existence of the insurance required by the Security Documents and the payment of all premiums thereon.  The original of the policies or certificates thereof evidencing such insurance issued by the insurers shall be delivered to the Collateral Agent for safekeeping on your behalf immediately upon receipt thereof by the Guarantor.

Section 4.13                            Consent of Holders of Other Securities.  The Company and the 1998 Purchasers shall have executed and delivered the First Amendment to the 1998 Note Purchase Agreement dated as of the date hereof in form satisfactory to you. The Company and the Banks shall have executed and delivered the Fifth Amendment to Loan Agreement in form satisfactory to you.  Any other consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company and the Guarantor and any amendments of agreements pursuant to which any Security may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby or by the Security Documents shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to you and your special counsel.

Section 4.14                            Funding Instructions.  At least 3 Business Days prior to the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

Section 4.15                            Payment of Recording Fees, Charges and Taxes.  All fees, charges and taxes in connection with the recordation or filing and re-recordation or re-filing of the Security Documents and any other agreement or instrument, financing statement or any publication of notice required to be filed or recorded to protect the validity of the liens securing the obligations of the Notes shall have been paid in full.

Section 4.16                            Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

Section 5.1                                Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Mortgage and the Notes and to perform the provisions hereof and thereof.

Section 5.2                                Authorization, Etc.  This Agreement, the Other Agreements, the Mortgage and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3                                Disclosure.  This Agreement, the Mortgage, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since August 31, 2002, other than the acquisition of the Guarantor by the Company, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4                                Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)                                  Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)                                 All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)                                  Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)                                 No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5                                Financial Statements.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6                                Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Existing Mortgage and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7                                Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Mortgage or the Notes.

Section 5.8                                Litigation; Observance of Agreements, Statutes and Orders.

(a)                                  There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9                                Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 1992.

Section 5.10                            Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11                            Licenses, Permits, Etc.

(a)                                  The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)                                 To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12                            Compliance with ERISA.

(a)                                  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                 Except as set forth in Schedule 5.12(b), the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)                                  The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)                                 The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)                                  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

Section 5.13                            Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you and the Other Purchasers, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.14                            Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes to repay short-term Debt and seasonal Debt and for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15                            Existing Debt; Future Liens.

(a)                                  Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of November 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                 Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

Section 5.16                            Foreign Assets Control Regulations, Etc.  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Section 5.17                            Status under Certain Statutes.  Neither the Company nor any Subsidiary is (a) subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended, or (b) is a person or entity described in Section 1 of Executive Order 13224, of September 24, 2002, and, to the best knowledge of the Company, neither the Company nor any Subsidiary engage, and will not engage in, dealings or transactions with, or are or will be associated with, any such Person or entities.

Section 5.18                            Environmental Matters.  Neither the Company nor any Subsidiary, except for the matter set forth in Section 9.8(c) hereof, has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed to you in writing,

(a)                                  neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)                                 neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c)                                  all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19                            Collateral Matters.

(a)                                  The provisions of each of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and (subject to the qualifications to enforceability in Section 5.2) enforceable security interest (with the priorities provided for therein and limited to the extent the Collateral described therein is within the scope of the UCC) in all right, title and interest of the Company, the Guarantor and their Subsidiaries in the collateral described therein; and executed financing statements have been, or on or before the Closing will be, filed in all public offices wherein such filing is necessary to perfect the security interests in the Collateral therein described as against creditors of and purchasers from the Company and the Guarantor.

(b)                                 All representations and warranties of the Company, the Guarantor and any of their Subsidiaries party thereto contained in the Security Documents are true and correct.

(c)                                  All fees, charges and taxes in connection with the recordation or filing and re-recordation or re-filing of the Security Documents and any other agreement or instrument, financing statement or any publication of notice required to be filed or recorded to protect the validity of the liens securing the obligations of the Notes shall have been paid in full.

Section 5.20                            Parity of Obligations.  All obligations hereunder and under the Notes are direct and secured obligations of the Company ranking pari passu as against the assets of the Company with all other present and future secured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other secured Debt of the Company except for Debt secured by liens permitted by Sections 10.3(f), (g) or (h).

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

Section 6.1                                Purchase for Investment.  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2                                Source of Funds.  You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a)                                  the Source is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b)                                 the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(c)                                  the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

(d)                                 the Source is a governmental plan; or

(e)                                  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

(f)                                    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a “disqualified person” (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any “affiliate” (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.  INFORMATION AS TO COMPANY.

Section 7.1                                Financial and Business Information.  The Company shall deliver to each holder of the Notes that is an Institutional Investor:

(a)                                  Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)                                     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)                                  consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

(iii)                               setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)                                 Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of,

(i)                                     a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)                                  consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

(1)                                  an opinion thereon of Eide Bailly LLP or any other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(2)                                  a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

(c)                                  SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)                                 Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)                                  ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)                                     with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                                  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                               any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)                                    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)                                 Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2                                Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section (a) or Section (b) of Section 7.1 shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)                                  Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.11, 9.12, 9.13, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.8 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)                                 Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3                                Inspection.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)                                  No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.  PREPAYMENT OF THE NOTES.

Section 8.1                                Required Prepayments.  On March 1, 2003 and on the first day of each calendar month thereafter to and including February 1, 2010, the Company will prepay $238,095.24 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

Section 8.2                                Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of,  the Notes, in an amount not less than 5% of the aggregate principal amount of all series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3                                Change in Control.

(a)                                  Notice of Change in Control or Control Event.  The Company will, within two Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3.  If a Change in Control has occurred, such notice shall contain and constitute an offer to purchase Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b)                                 Condition to Company Action.  The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 60 days prior to such action it shall have given to each holder of Notes written notice containing and constituting and offer to purchase Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it purchases all Notes required to be purchased in accordance with this Section 8.3.

(c)                                  Offer to Purchase Notes.  The offer to purchase Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to purchase, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Purchase Date”). If such Proposed Purchase Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 60 days and not more than 90 days after the date of such offer (if the Proposed Purchase Date shall not be specified in such offer, the Proposed Purchase Date shall be the 75th day after the date of such offer).

(d)                                 Acceptance.  A holder of Notes may accept or reject the offer to purchase made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the company at least 15 days prior to the Proposed Purchase Date.  A failure by a holder of Notes to respond to an offer to purchase made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

(e)                                  Purchase.  Purchase of the Notes to be purchased pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of purchase. The purchase shall be made on the Proposed Purchase Date except as provided in subparagraph (f) of this Section 8.3.

(f)                                    Deferral Pending Change in Control.  The obligation of the Company to purchase Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.  In the event that such Change in Control does not occur on or prior to the Proposed Purchase Date in respect thereof, the purchase shall be deferred until and shall be made on the date on which such Change in Control occurs.  The  Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of purchase, (ii) the date on which such Change in Control and the purchase are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

(g)                                 Officer’s Certificate.  Each offer to purchase the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Purchase Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be purchased; (iv) the interest that would be due on each Note offered to be purchased, accrued to the Proposed Purchase Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h)                                 Definitions.

“Change in Control” shall be deemed to have occurred if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a Group (other than one or more Permitted Investors) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s voting stock.

“Group” shall mean any group of related persons constituting a “Group” for the purposes of Section 13(d) of the Exchange Act, or any successor provision.

“Control Event” means:

(i)                                     the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,

(ii)                                  the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii)                               the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a Group to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

Section 8.4                                Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5                                Maturity; Surrender, Etc.  In the case of each prepayment or purchase of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid or purchased shall mature and become due and payable on the date fixed for such prepayment or purchase, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid, purchased or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or purchased principal amount of any Note.

Section 8.6                                Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the purchase, payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7                                Make-Whole Amount.  The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid or purchased pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes of the series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page 678” on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the maturity of the Notes as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of the Notes as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the maturity of the Notes and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the maturity of the Notes.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment or purchase of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid or purchased pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.  AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1                                Compliance with Law.  The Company will, and will cause each of its Subsidiaries, to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2                                Insurance.  The Company will, and will cause each of its Subsidiaries, to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3                                Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4                                Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5                                Corporate Existence, Etc.  The Company will at all times preserve and keep in full force and effect its corporate existence as a cooperative corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia); provided that the Company may convert its form of organization to a limited liability company so long as it shall maintain Investment Grade Status.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6                                Notes to Rank Pari Passu.  The Notes and all other obligations of the Company under this Agreement are and at all times shall remain direct and secured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future secured Debt (actual or contingent, of the Company which is not expressed to be subordinate or junior in rank to any other secured Debt of the Company, except for Debt secured by Liens permitted by Sections 10.3(f), (g) or (h).

Section 9.7                                Further Assurances.  Promptly upon request by the Collateral Agent, the Company shall (and shall cause its Subsidiaries including all entities which become Subsidiaries after the date hereof to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further conveyances, security agreements, charges, debentures, guaranties, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any Security Document, (ii) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests covered by any of the Security Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent the rights granted or now or hereafter intended to be granted to the Purchasers under any Security Document or under any other document executed in connection therewith (including the granting of a mortgage on any now or hereafter acquired owned real property).  In connection with the execution of the foregoing, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel and other supporting documents as the Collateral Agent shall reasonably require.

Section 9.8                                Post Closing Matters.

(a)                                  Survey. An ALTA survey for the property that is secured by the Sidney Mortgage dated within three (3) months of the date of this Agreement and prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established by and adopted by ALTA, ACSM and NSPS in 1999, and including items 1, 2, 3, 4, 6, 7(a), 7(b), 8, 9, 10 and 13 of Table A thereof (the “Survey”) The Survey shall be prepared by a surveyor of recognized standing satisfactory to the Purchasers and shall be certified to the Purchasers and the Collateral Agent.

(b)                                 Easement.  The Company shall obtain, or shall cause the Guarantor to obtain, on or prior to December 31, 2003 (i) a perpetual easement, or similar right, in clear title, that allows the Guarantor to discharge through an existing pipeline into the discharge pool and from there to the irrigated land at the property secured by the Sidney Mortgage, and such easement shall be reasonably satisfactory in scope and form to the Noteholders and their special counsel; and (ii) a “Date Down” endorsement to the title policy for the property secured by the Sidney Mortgage delivered pursuant to Section 4.11(c) of this Agreement that provides affirmative coverage for the easement.

(c)                                  Pond.  The Company shall obtain, or shall cause the Guarantor to obtain, on or prior to June 30, 2004 (i) fee simple absolute title, or similar title by agreement or through legal proceedings in, to, and under the property commonly known as the “pond” or “discharge pool” parcel, and such title shall be reasonably satisfactory in scope and form to the Noteholders and their special counsel; (ii) an amendment to the Sidney Mortgage and such other documents reasonably required by Noteholders and their special counsel; and (iii) a “Date Down” endorsement to the title policy for the property secured by the Sidney Mortgage delivered pursuant to Section 4.11(c) of this Agreement that provides affirmative coverage for the pond or discharge pool parcel.

(d)                                 Environmental Release. The Montana Department of Environmental Quality (“MDEQ”) shall have issued, and the Guarantor shall have received, on or prior to December 31, 2003, a letter or other documentation that states that the property secured by the Sidney Mortgage has passed the mandated pulp dryer emissions tests conducted by the MDEQ.

The Company shall deliver, or shall cause the Guarantor to deliver, all documents referenced in this Section 9 to the Noteholders, through their special counsel, as soon as they become available to the Company or the Guarantor.  Notwithstanding the foregoing Post Closing Matters set forth in this Section 9.8, if the Company has not satisfied a Post Closing Matter on or before the date(s) established herein, the Company shall be allowed an extension of the applicable deadline to satisfy a Post Closing Matter for a period of time up to an additional six (6) months, provided, that (i) the Company is using its good faith efforts to satisfy the applicable Post Closing Matter(s) herein; (ii) the property secured by the Sidney Mortgage continues to be operated as a sugar beet processing facility; and (iii) the failure to satisfy the required Post Closing Matter does not have a Material Adverse Effect.

Section 9.9                                   Incorporation of Additional Covenants, Events of Default and Additional Information Requests.  In the event that the Company shall agree in any agreement under which Funded Debt is issued which Funded Debt is secured by the Mortgage to include in such agreement either (a) financial covenants or restrictions which are not included in this Agreement or to an increase in the restrictiveness of a financial covenant or restriction which is contained in this Agreement, (b) any events of default which are not contained in this Agreement or (c) any informational requests which are not included in this Agreement (collectively, the “Additional Provision”), such Additional Provision shall be incorporated in this Agreement as if fully set forth herein.  In the event such Additional Provision is deleted from such other agreement or waived by the holders of the related Funded Debt, such Additional Provision shall be deemed to be deleted from or waived under this Agreement without further action.

Section 9.10                            Additional Collateral. In the event that an Event of Default has occurred, the Purchasers may require the Company and/or the Guarantor to secure the Notes and the Guarantee Agreement pursuant to additional Security Documents with respect to the Hereford, Texas Property and the Torrington, Wyoming Property in form and substance satisfactory to the Purchasers granting to the Collateral Agent for the benefit of the Secured Parties, a first priority mortgage on and security interest in said Properties. The Company and the Guarantor shall in connection with the grant of such security interest provide the same type of environmental reports, mortgage title insurance, insurance policies, ALTA surveys and other due diligence as was delivered on the date hereof, or required to be delivered pursuant to Section 9.8(a) and (b),  with respect to the property which is subject to the Sidney Mortgage within 60 days of the request of the Purchasers to so provide.

Section 9.11                            Minimum Net Working Capital.  Consolidated Current Assets will at the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) exceed Consolidated Current Liabilities by at least $15,000,000. Consolidated Current Assets will at the end of the last fiscal quarter of each fiscal year exceed Consolidated Current Liabilities by at least $35,000,000.

Section 9.12                            Consolidated Funded Debt to Capitalization. The Company will at all times keep and maintain a ratio of Consolidated Funded Debt to Consolidated Total Capitalization of no greater than 0.55:1.00, determined at the end of each fiscal quarter.

Section 9.13                            Minimum Average Net Funds Generated plus Interest Expense.  The Company will at all times keep and maintain a ratio of Average Net Funds Generated plus Interest Expense to Interest Expense of at least 2.50:1.00, determined at the end of each fiscal quarter.

Section 9.14                            Grower Agreements. The Company will (a) at all times abide by the terms and conditions of all Grower Agreements; (b) not amend Grower Agreements in a manner that would make the Grower Agreements less restrictive or have a Material Adverse Effect on the Company’s ability to make payments on the Notes or otherwise comply with this Agreement; and (c) extend the current Grower Agreements with its Growers for an additional five years when such Grower Agreements expire.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1                            Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service with any Affiliate (other than the Company or another Subsidiary or Guarantor; provided Guarantor remains as a Wholly-Owned Subsidiary of the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate other than Permitted Specified Affiliate Transactions.

Section 10.2                            Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a)                                  any Subsidiary may merge or consolidate with or into the Company or any other Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

(b)                                 the Company may consolidate or merge with or into or transfer all or substantially all of its assets to any other corporation or limited liability company if (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if in the event the Company is not such successor, survivor or transferee, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation (if other than the Company) and the surviving corporation shall furnish to the Holders an opinion of counsel satisfactory to such Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; (iii) immediately prior to and after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing and (B) the surviving corporation would be permitted by the provisions of Section 10.6(c) to incur at least $1.00 of additional Funded Debt; and (iv) shall maintain Investment Grade Status.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3                            Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur, or suffer to be created, assumed, or incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a)                                  Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 9.4;

(b)                                 Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured within 60 days after the expiration of any such stay;

(c)                                  Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money and which do not in any event materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole, or the value of such property for the purposes of such business, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(d)                                 minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries taken as a whole, or the value of the property for the purposes of such business;

(e)                                  Liens securing Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(f)                                    (i) Liens existing as of the Closing and described on Schedule 5.15 hereto including, without limitation, Liens securing Funded Debt (including Funded Debt incurred after the Closing under and pursuant to 10.6(c)) which are evidenced by the Mortgages and the CoBank Stock Lien and (ii) Permitted Current Asset Liens;

(g)                                 Liens incurred after the Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of fixed assets of the Company or any Subsidiary, which Liens are incurred contemporaneously with or within 180 days after the payment of such purchase price or completion of such construction, and Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or any Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, provided that (i) the Lien shall attach solely to the fixed assets acquired, constructed or improved, (ii) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or any Subsidiary shall not exceed an amount equal to 100% of the fair market value at the time of acquisition, construction or improvement of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all Debt secured by such Liens shall have been incurred within the applicable limitations of this Agreement including, without limitation, Section 10.6; and

(h)                                 in addition to the liens permitted under Section 10.3(a) through (g), Liens, other than Current Asset Liens, securing Debt of the Company or any Subsidiary incurred within the limitations of Section 10.6(d); provided that no lien shall be permitted on or with respect to the Hereford, Texas Property or the Torrington, Wyoming Property.

Section 10.4                            Consolidated Net Worth.  The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of $190,000,000.

Section 10.5                            Sale of Assets.  The Company shall not, and shall not permit any Subsidiary thereof to, sell, lease, transfer or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Section 10.2(b)); provided that the foregoing restrictions do not apply to:

(a)                                  the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-Owned Subsidiary; or

(b)                                 the sale of assets for cash or other property to a person or persons if all the following conditions are met:

(i)                                     such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 25% of Consolidated Total Assets, determined at the end of the immediately preceding fiscal quarter;

(ii)                                  in the opinion of the Company’s board of directors, the sale is for fair value and is in the best interests of the Company and its Subsidiaries, taken as a whole; and

(iii)                               immediately prior to and after the consummation of the transaction and prior to and after giving effect thereto (A) no Default or Event of Default would exist and (B) the Company would be permitted by the provisions of Section 10.6(c) to incur at least $1.00 of additional Funded Debt;

provided, however, that for the purposes of the foregoing calculation, there shall not be included any assets to the extent that the net proceeds of the sale of such assets were or are applied within 270 days of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 10.7 and having a fair market value (as determined in good faith by the board of directors of the Company) at least equal to that of the net proceeds applied from the sale of the assets so disposed of or (B) the prepayment of senior Funded Debt on a pro rata basis.  It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2.

Section 10.6                            Limitations on Funded Debt.  The Company will not, and the Company will not permit any Subsidiary to, create, assume, guarantee or otherwise incur or in any manner become liable in respect of any Funded Debt except:

(a)                                  Funded Debt evidenced by the Notes;

(b)                                 Funded Debt of the Company and its Subsidiaries outstanding as of the date of this Agreement and described on Schedule 5.15 hereto or any extension, renewal or refunding of any Funded Debt without increase in the principal amount thereof at the time of such extension, renewal or refunding;

(c)                                  additional Funded Debt of the Company and of its Subsidiaries incurred after the Closing, provided, however, that Consolidated Funded Debt shall not exceed 55% of Consolidated Total Capitalization, determined at the end of the immediately preceding fiscal quarter; and

(d)                                 additional Priority Debt, provided, however, that the Company will not at any time permit the aggregate amount of outstanding Priority Debt (other than (i) the Indebtedness incurred under the Permitted Guarantee Agreements and (ii) the Permitted Intercompany Debt) to exceed an amount equal to 15% of Consolidated Net Worth, determined at the end of the immediately preceding fiscal quarter.

Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.6 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.

Section 10.7                            Line of Business.  The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company, or the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and it Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

Section 10.8                            Loans To Growers.  The Company shall not, and will not permit any of its Subsidiaries to, make any loans to Growers that in the aggregate exceed $10,000,000.00 (other than loans to Growers in connection with the purchase of common shares and/or preferred shares issued by the Company).

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Company defaults in the payment of any interest on any Note after the same becomes due and payable; or

(c)                                  the Company defaults in the performance of or compliance with any term contained in Sections 9.11, 9.12, 9.13, 10.4, 10.5, 10.6, 10.7 or 10.8; or

(d)                                 the Company or the Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in the Security Documents and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or the Guarantor, as the case may be,  receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)                                  any representation or warranty made in writing by or on behalf of the Company or the Guarantor or by any officer of the Company or the Guarantor in this Agreement, the Guarantee Agreement or the Security Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)                                    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $2,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $2,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and such failure continues unremedied for 30 days after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (iii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $2,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,500,000; or

(g)                                 the Company, the Guarantor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)                                 a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Guarantor or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Guarantor or any of their Subsidiaries, or any such petition shall be filed against the Company, the Guarantor or any of their Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)                                     a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company, the Guarantor and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)                                     (i) any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest (having the priority provided for therein) subject only to Liens permitted pursuant to Section 10.3, or (ii) any material provision of any Security Document shall for any reason cease to be valid and binding on or enforceable against the Company, the Guarantor or any Subsidiary party thereto or the Company, the Guarantor or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

(k)                                  (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount equal to 5% of Consolidated Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1                            Acceleration.

(a)                                  If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2                            Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3                            Rescission.  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4                            No Waivers or Election of Remedies, Expenses, etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1                            Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2                            Transfer and Exchange of Notes.  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note of such shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3                            Replacement of Notes.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENT OF NOTES.

Section 14.1                            Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2                            Home Office Payment.  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1                            Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Security Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Security Documents or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.  The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

Section 15.2                            Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement  shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1                            Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2                            Solicitation of Holders of Notes.

(a)                                  Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3                            Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4    Notes held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)                               if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Vice President-Finance, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available.  You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor which is not a Competitor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20); provided that if an Event of Default described in Section 11 has occurred and is continuing or if the Notes have been accelerated pursuant to Section 12.1, any such Institutional Investor may be a Competitor, (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this

Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1                            Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2                            Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.3                            Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4                            Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6                            Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 22.7                            Additional Indebtedness.  Subject to the terms and provisions hereof, the Company may, from time to time, issue and sell additional senior promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement.  Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof including, without limitation, the priority of the Notes and the percentage of the Notes required to approve an amendment or effectuate a waiver under the provisions of Section 17 or the percentages of the Notes required to accelerate the Notes or rescind such an acceleration under provisions of Section 12.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

AMERICAN CRYSTAL SUGAR COMPANY

By:	/s/ Sam Wai
	Its:	TREASURER

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY

	By:	/s/ Greg Hennenfent

		Its:	DIRECTOR

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Greg Hennenfent

	Its:	DIRECTOR

JOHN HANCOCK LIFE INSURANCE COMPANY OF VERMONT

By:	/s/ Greg Hennenfent

	Its:	DIRECTOR

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

John Hancock Life Insurance Company	$3,000,000
200 Clarendon Street	$15,250,000
Boston, Massachusetts 02117
Facsimile Number: 617-572-1605
Confirmation Number: 617-572-5323

Payments

All payments on or in respect of the Notes or other obligations in accordance with the provisions of this Agreement are to be by bank wire transfer of Federal or other immediately available funds for credit by 12 Noon, Chicago time (identifying each payment as “American Crystal Sugar Company, 4.78% Senior Secured Guaranteed Notes, due February 1, 2010, PPN 02530# AD 3 principal, premium or interest”) to:

Bank One, Illinois

ABA No. 071100269

Champaign Service Center – Mortgage/Bond

Account Number 617423603

On order of:  American Crystal Sugar Company & [PPN Number]

Wire Deadline:  12 Noon, Chicago Time.

Contemporaneous with the above wire transfer, advice setting forth:

(1)                    the full name, interest rate and maturity date of the Notes or other obligations;

(2)                    allocation of payment between principal and interest and any special payment; and

(3)                    name and address of Bank or Trustee from which wire transfer was sent, shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attn: Investment Accounting Division, B-3

Facsimile Number:  617-572-0628

Notices

Notices with respect to scheduled and unscheduled payments, written confirmation of each such payment to:

Schedule A

(to Note Purchase Agreement)

John Hancock Life Insurance Company 201 Knollwood Drive, Suite A Champaign, Illinois 61820-7594 Attn: Accounting Facsimile Number: 217-356-1031	AND: John Hancock Life Insurance Company 200 Clarendon Street Boston, Massachusetts 02117 Attention: Bond and Corporate Finance Group, T-57 Facsimile Number: 617-572-1165

Notices with respect to change in Issuer’s name, address, principal place of business, change in location of collateral, copies of legal opinions to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Investment Law Division, T-30

Facsimile Number:   617-572-9269

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Bond and Corporate Finance Group, T-57

Facsimile Number:   617-572-1605

With a Copy to:

1622 Colonial Parkway

Suite 1A

Inverness, Illinois  60067

Attention:  Greg Hennenfent

Facsimile Number:  847-776-5835

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1414660

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

John Hancock Variable Life Insurance Company	$1,500,000
200 Clarendon Street
Boston, Massachusetts 02117
Attn: Bond and Corporate Finance Group T-57
Facsimile Number: 617-572-1605
Confirmation Number: 617-572-5323

Payments

All payments on or in respect of the Notes or other obligations in accordance with the provisions of this Agreement are to be by bank wire transfer of Federal or other immediately available funds for credit by 12 Noon, Chicago time (identifying each payment as “American Crystal Sugar Company, 4.78% Senior Secured Guaranteed Notes, due February 1, 2010, PPN 02530# AD 3, principal, premium or interest”) to:

Bank One, Illinois

ABA No. 071100269

Champaign Service Center – Mortgage/Bond

Account Number 617423603

On order of:  American Crystal Sugar Company & [PPN Number]

Wire Deadline:  12 Noon, Chicago Time

Contemporaneous with the above wire transfer, advice setting forth:

(1)                    the full name, interest rate and maturity date of the Notes or other obligations;

(2)                    allocation of payment between principal and interest and any special payment; and

(3)                    name and address of Bank or Trustee from which wire transfer was sent, shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attn: Investment Accounting Division, B-3

Facsimile Number:  617-572-0628

Notices

Notices with respect to scheduled and unscheduled payments, written confirmation of each such payment to:

John Hancock Variable Life Insurance Company 201 Knollwood Drive, Suite A Champaign, Illinois 61820-7594 Attn: Accounting Facsimile Number: 217-356-1031	AND: John Hancock Life Insurance Company 200 Clarendon Street Boston, Massachusetts 02117 Attention: Bond and Corporate Finance Group, T-57 Facsimile Number: 617-572-1165

Notices with respect to change in Issuer’s name, address, principal place of business, change in location of collateral, copies of legal opinions to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Investment Law Division, T-30

Facsimile Number:   617-572-9269

All Notices regarding Financial Statements and Certificates of Compliance with financial covenants shall be mailed and faxed to the following:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attn: Bond and Corporate Finance Group, T-57

Facsimile Number:   617-572-1605

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Investment Law Division, T-30

Facsimile Number:   617-572-9269

With a Copy to:

1622 Colonial Parkway

Suite 1A

Inverness, Illinois  60067

Attention:  Greg Hennenfent

Facsimile Number:  847-776-5835

Name of nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-2664016

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

John Hancock Insurance Company of Vermont	$250,000
200 Clarendon Street
Boston, Massachusetts 02117
Facsimile Number: 617-572-1605
Confirmation Number: 617-572-5323

Payments

All payments on or in respect of the Notes or other obligations in accordance with the provisions of this Agreement are to be by bank wire transfer of Federal or other immediately available funds for credit by 12 Noon, Chicago time (identifying each payment as “American Crystal Sugar Company, 4.78% Senior Secured Guaranteed Notes, due February 1, 2010, PPN 02530# AD 3 principal, premium or interest”) to:

Bank One, Illinois

ABA No. 071100269

Champaign Service Center – Mortgage/Bond

Account Number 617423603

On order of:  American Crystal Sugar Company & [PPN Number]

Wire Deadline:  12 Noon, Chicago Time

Contemporaneous with the above wire transfer, advice setting forth:

(1)                    the full name, interest rate and maturity date of the Notes or other obligations;

(2)                    allocation of payment between principal and interest and any special payment; and

(3)                    name and address of Bank or Trustee from which wire transfer was sent, shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attn: Investment Accounting Division, B-3

Facsimile Number:  617-572-0628

Notices

Notices with respect to scheduled and unscheduled payments, written confirmation of each such payment to:

John Hancock Life Insurance Company of Vermont c/o John Hancock Life Insurance Company 201 Knollwood Drive, Suite A Champaign, Illinois 61820-7594 Attn: Accounting Facsimile Number: 217-356-1031	AND: John Hancock Life Insurance Company 200 Clarendon Street Boston, Massachusetts 02117 Attention: Bond and Corporate Finance Group, T-57 Facsimile Number: 617-572-1165

Notices with respect to change in Issuer’s name, address, principal place of business, change in location of collateral, copies of legal opinions to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Investment Law Division, T-30

Facsimile Number:   617-572-9269

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed AND mailed to:

John Hancock Life Insurance Company

200 Clarendon Street

Boston, Massachusetts 02117

Attention: Bond and Corporate Finance Group, T-57

Facsimile Number:   617-572-1605

With a Copy to:

1622 Colonial Parkway

Suite 1A

Inverness, Illinois  60067

Attention:  Greg Hennenfent

Facsimile Number:  847-776-5835

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  03-0367897

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“1998 Guarantee Agreement” means that certain Guarantee Agreement dated the date hereof from the Guarantor to the 1998 Purchasers as amended from time to time.

“1998 Notes” means those certain Senior Secured Guaranteed Notes of the Company issued and outstanding under the 1998 Note Purchase Agreements as amended and restated as of the date hereof.

“1998 Note Purchase Agreements” means those separate and several Note Purchase Agreements dated as of September 15, 1998 between the Company and the 1998 Purchasers as amended by the First Amendment thereto and as further amended from time to time.

“1998 Purchasers” means the from time to time holders of the 1998 Notes of the Company.

“Additional Provision”  shall have the meaning set forth therein in Section 9.9.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests, and (c) United Sugars Corporation, Midwest Agri-Commodities Company, ProGold Limited Liability Company and Crystech LLC; provided, that for the purposes of this definition, all Growers shall be also considered in the aggregate as an Affiliate of the Company.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Average Net Funds Generated” means the sum of the following for the most recent twelve (12) fiscal quarters divided by twelve (12):  (i) unit retains; depreciation and amortization; net income from non-member business and member business tax timing differences; decrease in investments in other cooperatives (excluding Subsidiaries); and net revenue from sale of stock; minus (ii) increase in investments in other cooperatives (excluding Subsidiaries); net loss from non-member business and member business tax timing differences; provision for income tax; and members’ investment retirements.

Schedule B

(to Note Purchase Agreement)

“Bank Guarantee Agreement” means that certain Guarantee Agreement dated as of the date hereof from the Guarantor to the Banks as amended from time to time.

“Banks” means CoBank, ACB, as successor by merger with St. Paul Bank for Cooperatives, as lender under the Loan Agreement and its successors and assigns.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota, or New York, New York or Fargo, North Dakota are required or authorized to be closed.

“Called Principal” is defined in Section 8.7.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” is defined in Section 8.3(h).

“Closing” is defined in Section 3.

“CoBank Stock Lien” means the statutory first lien on all stock and other equity of CoBank, ACB as successor by merger to St. Paul Bank for Cooperatives held by the Company pursuant to 12 USC 2131.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any of its respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Purchasers, whether under this Agreement, the Security Documents or under any other documents executed pursuant to this Agreement, by any such Person and delivered to the Purchasers.

“Collateral Agent” means CoBank, ACB as successor by merger with St. Paul Bank for Cooperatives, in its capacity as collateral agent for the Purchasers under and pursuant to Intercreditor and Collateral Agency Agreement, and any permitted successor collateral agent.

“Company” means American Crystal Sugar Company, a Minnesota cooperative corporation and its successors and assigns.

“Competitor” shall mean any Person which is substantially engaged in the sugar processing and sales industry, provided that:

(a)                                  the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor;

(b)                                 in no event shall an Institutional Investor be deemed a Competitor unless such Institutional Investor controls, or is controlled by, or is under common control with, a Person that is substantially engaged in the sugar processing and sales industry; and

(c)                                  an Institutional Investor that would otherwise be deemed a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or control as a portfolio investment of the equity securities of any Person engaged in the business of the sugar processing and sales industry shall not be deemed a Competitor if such Institutional Investor has established procedures which will prevent confidential information supplied to such Institutional Investor by the Company from being transmitted or otherwise made available to such Person.

“Confidential Information” is defined in Section 20.

“Consolidated Current Assets” means the current assets of the Company and its Subsidiaries, including, without limitation, cash, cash equivalents, inventory, receivables as other assets generally described as “current assets” in accordance with GAAP, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Liabilities” means the current liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Funded Debt” means, without duplication, all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means total members’ investments in accordance with GAAP, including any goodwill and other intangible assets.

“Consolidated Total Assets” means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Capitalization” means the sum of Consolidated Funded Debt and Consolidated Net Worth.

“Control Event” is defined in Section 8.3(h).

“Current Asset Liens” shall mean Liens on the current assets of the Company and its Subsidiaries including, without limitation, Liens on cash, cash equivalents, inventory, receivables and other assets generally described as “current assets” in accordance with GAAP.

“Debt” with respect to any Person means, at any time, without duplication,

(a)                                  its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)                                 its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)                                  all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)                                 all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)                                  all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)                                    Swaps of such Person; and

(g)                                 any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means with respect to any series of Notes that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such series of Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York City as its “base” or “prime” rate.

“Discounted Value” is defined in Section 8.7.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income  Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excepted Affiliates” means Midwest Agri-Commodities Company, a North Dakota cooperative corporation, ProGold Limited Liability Company, a limited liability company organized under the laws of the State of Minnesota, United Sugars Corporation, a cooperative corporation organized under the laws of the State of Minnesota and Crystech LLC, a limited liability company organized under the laws of the State of Delaware.

“Existing Mortgage” means that certain Restated Mortgage and Security Agreement dated as of September 15, 1998 from the Company to the Collateral Agent covering certain real property located in the States of Minnesota and North Dakota, as modified or amended as described in Section 4.10(d), and as may be further amended.

“Fifth Amendment to Loan Agreement” means that certain Fifth Amendment to, and forming a part of, the Loan Agreement, dated as of January 15, 2003, between the Company and CoBank.

“Funded Debt” means all Debt of any Person which would, in accordance with GAAP, constitute long term Debt including, but not limited to: (a) any Debt with a maturity of more than one year after the creation of such Debt, (b) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which pursuant to its terms would constitute long term Debt in accordance with GAAP, (c) any Capital Lease obligation and (d) any guarantee with respect to Funded Debt of another person; provided, however, excluding any Debt (including current maturities thereof) which would, in accordance with GAAP, constitute short term Debt, including any revolving credit or similar agreements which have maturities of 365 days or less.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)                                  the government of

(i)                                     the United States of America or any State or other political subdivision thereof, or

(ii)                                  any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” is defined in Section 8.3(h).

“Grower” means the individual member shareholders of the Company who deliver sugarbeets to the Company.

“Grower Agreement” means the agreement between Company and an individual Grower for a Grower to supply the number of acres of sugarbeets equal to the number of preferred shares of the Company then owned by such Grower.

“Guarantee Agreement” means that certain Guarantee Agreement dated as of the date hereof from the Guarantor to the Purchasers as amended from time to time.

“Guarantor” means Sidney Sugars Incorporated, a Minnesota corporation and its successors and assigns.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                  to purchase such indebtedness or obligation or any property constituting security therefor;

(b)                                 to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof;

provided, however, the obligation of the Company under the Tolling Services Agreement dated as of June 3, 1998 with Crystech, LLC, shall not be deemed to be a Guaranty of the Debt of

Crystech, LLC, so long as Crystech, LLC’s assets and liabilities are not consolidated with the Company’s assets and liabilities in accordance with GAAP.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

“Hereford, Texas Property” means the real and personal property of the Company or of the Guarantor, as the case may be, and located in Deaf Smith County, Texas.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intercreditor and Collateral Agency Agreement” means that certain Amended and Restated Intercreditor and Collateral Agency Agreement among the Purchasers, the 1998 Purchasers and the Banks dated as of the date hereof and as amended from time to time.

“Interest Expense” means the total interest expense of the Company and its Subsidiaries (including, without limitation, interest expense on capital leases) and, to the extent not included therein, fees and other charges payable with respect to all Debt), determined on a consolidated basis in accordance with GAAP.

“Investment Grade Status” means, with respect to any Person, to be rated “Baa3” or above  or “BBB-” or above, respectively, by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, a division of McGraw-Hill and any successor thereto.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Loan Agreement” means that certain Master Loan Agreement, dated March 31, 2000, as amended by the First Amendment, dated as of March 28, 2001, the Second Amendment, dated as of March 27, 2002, the Amendment and Waiver, dated as of October 7, 2002, the Fourth Amendment, dated as of  November 6, 2002, and the Fifth Amendment dated as of January 15, 2003, and as amended and supplemented prior to the date hereof and as may be amended or supplemented from time to time, between the Company and the Bank.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Security Documents and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, or (d) the validity or perfection of the security interests granted under and pursuant to the Security Documents.

“MDEQ” is defined in Section 9.8(c).

“Modification Agreement” means that certain Modification Agreement dated as of January 15, 2003 between the Company and the Collateral Agent that modifies the Existing Mortgage amended in connection with this Agreement.

“Mortgages” means, collectively, the Existing Mortgage and the Sidney Mortgage.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Agreements” is defined in Section 2.

“Other Purchasers” is defined in Section 2.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Current Asset Liens” means Current Asset Liens against current assets securing short term Debt of the Company incurred after the Closing that:  (a) are Commodity Credit Corporation (“CCC”) loans or other, similar loans made by a successor to the CCC or similar government sponsored loans or loans associated with a governmental program; or (b)

satisfy the following conditions precedent:  (i) such Liens secure the short term Debt of the Company and all Debt of the Company which is subject to the Intercreditor and Collateral Agency Agreement at the time of incurrence of such short term Debt on a pari passu basis, (ii) the Company executes and delivers a security agreement evidencing such Liens which is reasonably satisfactory to the obligees of the subject short term Debt, the Secured Parties and the Company and which security agreement becomes subject to the Intercreditor and Collateral Agency Agreement and (iii) the Intercreditor and Collateral Agency Agreement is amended by the Collateral Agent, the Secured Parties and the Company to incorporate mutually acceptable terms and provisions relating to the administration and enforcement of the Liens so granted.

“Permitted Guarantee Agreements” means the Guarantee Agreement, the 1998 Guarantee Agreement and the Bank Guarantee Agreement.

“Permitted Intercompany Debt” means (a) those certain unsecured term loans from Company to Guarantor totaling $30,500,000 and evidenced by (i) the Promissory Note dated October 7, 2002 from Guarantor to Company in the amount of $7,500,000 and due on August 31, 2007 and (ii) the Promissory Note dated October 7, 2002 from Guarantor to Company in the amount of $23,000,000 and due on August 31, 2003; and (b) that certain unsecured line of credit currently in the aggregate amount of $50,000,000 and evidenced by the Draw Note dated October 7, 2002 from Guarantor to Company and due on August 31, 2003 (or as may be amended to increase the aggregate amount of the unsecured line of credit by an additional $10,000,000 to an aggregate amount of $60,000,000) as each such instrument is in effect on the Closing Date, or as may be amended as allowed in (b) herein; and (c) those certain unsecured term loans (from time to time herein) from Company to Midwest Agri-Commodities Company in an amount not to exceed $3,000,000; provided that if at any time after the Closing Date the Company requires the Guarantor to execute and deliver a mortgage in substantially the same form as the Sidney Mortgage with respect to the Mortgaged Property described therein (the “Subordinate Sidney Mortgage”) to secure all or any portion of the indebtedness described in clause (a) or (b) above (the “Subordinate Indebtedness”), such indebtedness shall continue to constitute “Permitted Intercompany Debt” so long as (A) the Company shall first obtain the written approval of the Noteholders to the delivery of such Subordinate Sidney Mortgage, which approval shall not be unreasonably withheld, (B) the Company and the Noteholders shall have executed a subordination agreement in form and substance satisfactory to the Noteholders pursuant to which the Company shall agree that the Subordinate Sidney Mortgage and the Subordinate Indebtedness shall in all respects be subject and subordinate to the Notes and the Sidney Mortgage and shall contain such other provisions including deep subordination and remedies blockage provisions as requested by the Noteholders, (C) the Company and the Noteholders shall have executed a pledge agreement(s) in form and substance satisfactory to the Noteholders pursuant to which the Company shall pledge its interest in the “Subordinate Indebtedness” and the Subordinate Sidney Mortgage and the capital stock of the Guarantor to the Collateral Agent for the benefit of the Secured Parties to secure the payment of the Senior Secured Obligations (as defined in the Intercreditor Agreement), (D) the Company, the Secured Parties and the Collateral Agent shall execute and deliver any required amendments or modifications to the Intercreditor Agreement to reflect the delivery of the Subordinate Sidney Mortgage and the subordination agreement, and (E) the Company and the Guarantor shall have executed and delivered all requisite UCC’s, title insurance policies, legal opinions, and such other and further matters and showings as Noteholders, the Collateral Agent or the other Secured Parties may require in connection with the execution and delivery of the Subordinate Sidney Mortgage.

“Permitted Investors” means any of the shareholders of the Company as of the date of Closing or any heirs or beneficiaries thereof and any of the members of the current management team.  For purposes of this definition, the “current management team” shall consist of all of the officers of the Company set forth on Schedule 5.4.

“Permitted Specified Affiliate Transactions” means any transaction by and between the Company and (i) United Sugars Corporation (‘United Sugar’) and pertaining to the procurement, purchase, soliciting of sales and sale of sugar by United Sugar on behalf of, and as agent for, the Company, and the financing of such activities of United Sugar by the Company; (ii) Midwest Agri-Commodities Company (‘Midwest’) and pertaining to the procurement, purchase, soliciting of sales and sale of sugar beet pulp by  Midwest on behalf of, and as agent for, the Company, and the financing of such activities of Midwest by the Company; (iii) ProGold Limited Liability Company and pertaining to the financing, maintenance, operation and other activities associated with, or related to, that certain corn processing facility located just North of Wahpeton, North Dakota; and (iv) Crystech, LLC and pertaining to the obligations of the Company to process molasses under the terms of that certain Tolling Services Agreement dated as of June 3, 1998.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Priority Debt” means (a) Funded Debt of any Subsidiary plus (without duplication) (b) Funded Debt of the Company or any Subsidiary secured by a Lien which is incurred after the Closing under and pursuant to Section 10.3(h).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“ Purchasers” is defined in Section 2.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Other Purchasers” is defined in Section 1.

“Reinvestment Yield” is defined in Section 8.7.

“Remaining Scheduled Payments” is defined in Section 8.7.

“Required Holders” means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

“Secured Parties” shall have the meaning assigned thereto in the Intercreditor and Collateral Agency Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security” means any security as defined in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” means, collectively, (a) the Guarantee Agreement, (b) the Sidney Mortgage, the Existing Mortgage, and all other security agreements, mortgages, deeds of trust, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary and the Collateral Agent for the benefit of the Purchasers pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any Subsidiary as debtor in favor of Collateral Agent, for the benefit of the Purchasers, as secured party, and (c) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Senior Financial Officer” means the chief financial officer, vice president-finance, principal accounting officer, treasurer or comptroller of the Company.

“Settlement Date” is defined in Section 8.7.

“Sidney Mortgage” means that certain Mortgage and Security Agreement dated as of the date hereof from the Guarantor to the Collateral Agent covering certain real and personal property located in the State of Montana, as amended.

“Special Prepayment Date” is defined in Section 8.1(b).

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group)

ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries) other than the Excepted Affiliates so long as each such entity is not consolidated with the Company in accordance with GAAP.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Torrington, Wyoming Property” means the real and personal property of the Company or the Guarantor, as the case may be, and located in Goshen County, Wyoming.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Subsidiaries

Sidney Sugars Incorporated                                                                                           100% capital stock owned by the Company

Affiliates

None other than the Excepted Affiliates

Officers

James J. Horvath	President and CEO
David A. Berg	Vice President – Agriculture
Thomas S. Astrup	Vice President – Administration
Joseph J. Talley	Vice President – Finance
David A. Walden	Vice President – Operations
Daniel C. Mott	General Counsel and Corporate Secretary
Samuel S. M. Wai	Treasurer and Assistant Secretary
Brian Ingulsrud	Corporate Controller, Assistant Secretary and Assistant Treasurer
Ronald Peterson	Assistant Treasurer and Assistant Secretary
Mark L. Lembke	Assistant Secretary and Assistant Treasurer

AMERICAN CRYSTAL SUGAR COMPANY

BOARD OF DIRECTORS – November 1, 2002

Michael A. Astrup

Jerry D. Bitker

Richard Borgen

Paul J. Driscoll

Curtis Haugen

Lonn M. Kiel

David J. Kragnes

Francis L. Kritzberger

Patrick D. Mahar

Jeff McInnes

Ronald Reitmeier

Jim A. Ross

G. Terry Stadstad

Robert Vivatson

Neil Widner

Schedule 5.4

(to Note Purchase Agreement)

Financial Statements

Audited financial statements of the Company for the fiscal years ended on August 31, 2002, August 31, 2001 and August 31, 2000.

Schedule 5.5

(to Note Purchase Agreement)

SCHEDULE 5.12(b)

The actuarial “present value” of the Company’s Plan A is 97.3% funded based on an accumulated plan benefits on the funding basis (e.g., 8.25% interest rate as of March 1, 2002) and the market value of the assets (including contributions receivable) as shown on the IRS Form 5500 plan report.

Schedule 5.12(b)

(to Note Purchase Agreement)

EXISTING LIENS

as of November 30, 2002

1.	Instrument:	Intercreditor Agreement
	Lienholder:	St. Paul Bank for Cooperatives (now known as CoBank, A.C.B.) as collateral agent
	Collateral:	Real and Personal Property

2.	Instrument:	Pledge Agreement
	Lienholder:	First Union Trust Company, National Association, as Collateral Agent
	Collateral:	The Company’s equity in Crystech, LLC

3.	Instrument:	Lease Agreement
	Lessor:	Crystech, LLC
	Property:	Equipment

4.	Instrument:	Various Lease Agreements
	Lessor:	American Technologies Credit, Inc.
	Property:	Equipment

5.	Instrument:	Security Agreement
	Lienholder:	American National Bank and Trust Company (now known as Firstar Bank)
	Collateral:	Pollution Control Equipment located at the Company’s Moorhead, MN facility

6.	Instrument:	Security Agreement
	Lienholder:	American National Bank and Trust Company
	Collateral:	Certain equipment purchased with $1,000,000 Industrial Development Revenue Bond Issue and located at the Company’s Moorhead, MN facility

7.	Instrument:	Lease Agreement
	Lessor:	Newcourt Communications Finance Corporation
	Property:	Equipment

8.	Instrument:	Various Lease Agreements
	Lessor:	IBM Credit Corporation
	Property:	IBM Equipment

Schedule 5.15

(to Note Purchase Agreement)

9.	Instrument:	Lease Agreement
	Lessor:	AT&T Credit Corporation
	Property:	Equipment

10.	Instrument:	Lease Agreement
	Lessor:	AgCountry Farm Credit Services, PCA
	Property:	Equipment

11.	Instrument:	Various Lease Agreements
	Lessor:	Butler Machinery Corporation
	Property:	Equipment

12.	Instrument:	Various Lease Agreements
	Lessor:	Nott Company
	Property:	Equipment

13.	Instrument:	Pledge Agreement
	Leinholder:	Commodity Credit Corporation
	Collateral:	2001 and 2002 sugar and the proceeds therefrom

EXISTING DEBT

American Crystal Sugar Company

Long Term Debt

(In Thousands)

November 30, 2002

Total Term Loan, CoBank,ACB	$101,300
Term Loan, Insurance Companies	$50,000
Term Loan, Bank of North Dakota	$5,600
Tax Exempt Bonds:
East Grand Forks 2000 Bonds	$5,750
East Grand Forks 2001 Bonds	$4,990
Trail County Series A, B & C	$18,000
Trail County 1998 Bonds	$5,750
Trail County 1999 Bonds	$3,526
City of Moorhead 1997 Bonds	$5,500
Other	$—
Sub-total	$200,416
Less Current Maturities of Long Term Debt	$(18,045)
Total Long Term Debt	$182,371

American Crystal Sugar Company

Current Maturities of Long Term Debt

(In Thousands)

November 30, 2002

Term Loan at CoBank
Due December 31, 2003	$17,000

Tax Exempt Bonds: East Grand Forks 2001
Series A Due April 1, 2003	$165
Series B Due April 1, 2003	$80

Bank of North Dakota
Due February 20, 2003	$800

Total	$18,045

American Crystal Sugar Company

Short Term Debt

(In Thousands)

November 30, 2002

Total Seasonal Loan, CoBank	$46,000

Total Commercial Paper	$149,040

Total Seasonal Debt	$195,040

[FORM OF NOTE]

AMERICAN CRYSTAL SUGAR COMPANY

4.78% SENIOR SECURED GUARANTEED NOTES, DUE FEBRUARY 1, 2010

No. [ ]	[Date]
$[ ]	PPN

FOR VALUE RECEIVED, the undersigned, AMERICAN CRYSTAL SUGAR COMPANY (herein called the “Company”), a cooperative corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [                       ], or registered assigns, the principal sum of [                  ] DOLLARS on [             ,            ], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.78% per annum from the date hereof, payable monthly, on the first day of each calendar month in each year, commencing with March 1, 2003, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.78% or (ii) 2% over the rate of interest publicly announced by Citibank N.A. from time to time in New York City as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Secured Guaranteed Notes (herein called the “Notes”) issued pursuant to separate Note Purchase Agreements, dated as of January 15, 2003 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the

Exhibit 1

(to Note Purchase Agreement)

purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note is equally and ratably secured by the Collateral (as defined in the Intercreditor and Collateral Agency Agreement).  Reference is hereby made to the Intercreditor and Collateral Agency Agreement for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for the Notes, the rights of the holders of the Notes, the Collateral Agent (as defined in the Note Purchase Agreements) in respect of such security and otherwise.

Pursuant to the Guarantee Agreement, Sidney Sugars Incorporated, a Minnesota corporation has irrevocably, absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and performance by the Company of all of its obligations contained in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PURSUANT TO NORTH DAKOTA CENTURY CODE SECTION 32-19-06.1, THE COMPANY IS HEREBY PUT ON NOTICE THAT THE SECURED PARTIES (AS DEFINED IN THE NOTE PURCHASE AGREEMENTS) MAY HAVE THE RIGHT TO PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE REAL PROPERTY MORTGAGED UNDER APPLICABLE LAWS.

AMERICAN CRYSTAL SUGAR COMPANY

By:
Name:
Title:

REPRESENTATION AND WARRANTIES OF GUARANTOR

The Guarantor represents and warrants to each Purchaser as follows:

1.                                       Subsidiaries.  The Guarantor has, directly and indirectly, good and marketable title to all of the shares it purports to own of the stock of each of its subsidiaries, free and clear in each case of any Lien.  All such shares have been duly issued and are fully paid and non-assessable.

2.                                       Organization and Authority.  The Guarantor, and each of its subsidiaries,

(a)                                  is a corporation or general partnership, duly incorporated, or duly organized, as the case may be, amalgamated or continued, validly existing and in good standing and has duly made all registrations and filings required given the nature of its business under the laws of its jurisdiction of incorporation or organization and has paid all taxes as are necessary to maintain its corporate or partnership existence, as the case may be;

(b)                                 has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted, where failure to do so would materially affect adversely the business, properties, profits or financial condition of the Guarantor or any of its subsidiaries; and

(c)                                  is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, where failure to do so would materially affect adversely the business, properties, profits or financial condition of the Guarantor or any of its subsidiaries.

3.                                       Full Disclosure.  Neither the Guarantee Agreement, the Security Documents to which the Guarantor is a signatory nor any other written statement furnished by the Guarantor to such Purchaser in connection with the negotiation of the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.  To the knowledge of the Guarantor after due inquiry, there is no fact peculiar to the Guarantor or its subsidiaries which the Guarantor has not disclosed to such Purchaser in writing which materially affects adversely nor, so far as the Guarantor can now foresee, will materially affect adversely the properties, business, profits or financial condition of the Guarantor and its subsidiaries, taken as a whole.

4.                                       Pending Litigation.  There are no proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its subsidiaries in any court or before any governmental authority or arbitration board or tribunal are reasonably likely to materially affect adversely the properties, business, profits or financial condition of the Guarantor and its subsidiaries.

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5.                                       Title to Properties.  The Guarantor and each of its subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by this Agreement.

6.                                       Patents and Trademarks.  The Guarantor and each of its subsidiaries owns, possesses or has the right to use all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

7.                                       Compliance is Legal and Authorized.  Compliance by the Guarantor with all of the provisions of the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory—

(a)                                  is within the corporate or partnership powers, as the case may be, of the Guarantor;

(b)                                 will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the charter or other organizational documents of the Guarantor or any indenture or other agreement or instrument to which the Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Guarantor; and

(c)                                  has been duly authorized by proper corporate or partnership action, as the case may be, on the part of the Guarantor (no action by the stockholders or partners of the Guarantor being required by law, by the charter or other organizational documents of the Guarantor or otherwise), and such Guarantee Agreement and Security Documents have been duly executed and delivered by the Guarantor and constitute the legal, valid and binding obligations, contracts and agreements of the Guarantor enforceable in accordance with its terms.

8.                                       No Defaults.  Neither the Guarantor nor any of its subsidiaries is in default in the payment of principal or interest on any Debt or is in default under any instrument or instruments or agreements under and subject to which any Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

9.                                       Governmental Consent.  No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental department, regulatory authority or court under the laws of the United States or any agency or authority thereof, state, Federal or local, is necessary in connection with the lawful execution and delivery by the Guarantor of its Guaranty or compliance by the Guarantor with any of the provisions of such Guarantee Agreement and the Security Documents including, without limitation, payments to be made under such Guarantee Agreement.

10.                                 Taxes. The Guarantor and its subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and

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payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a subsidiary has established adequate reserves in accordance with GAAP.  The Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a material adverse effect.  The charges, accruals and reserves on the books of the Guarantor and its subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  As applicable, the Federal income tax liabilities of the Guarantor and its subsidiaries have been paid for all fiscal years up to and including the fiscal year ended August 31.  Guarantor was formed in October, 2002 and no income tax liabilities are yet due for this fiscal year.

11.                                 Employee-Related Matters.  (a) Each pension plan maintained by the Guarantor or any of its subsidiaries complies in all material respects with all applicable statutes and governmental rules and regulations.  The Guarantor and each of its subsidiaries has satisfied their respective funding obligations as required by applicable law for all pension plans maintained by them.  All tax returns and reports required to be filed by or with respect to the Guarantor’s and each of its subsidiaries’ pension plans in all applicable jurisdictions have been filed.  Such plans are (to the extent required under applicable law, rule or regulation) registered under, and are in compliance with, applicable federal legislation and all reports, returns and filings required to be made thereunder have been made.  Such plans have been at all times administered in accordance with their terms and the provisions of applicable law.  Neither the Guarantor nor any of its subsidiaries has incurred a liability in connection with the winding-up of a pension plan or the withdrawal from a multiemployer plan which would have a Material adverse effect on the properties, business, profits or condition (financial or otherwise) of the Guarantor and each of its subsidiaries taken as a whole or impair the ability of the Guarantor or any of its subsidiaries to perform its respective obligations contained in the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory.  There are no controversies pending or, to the knowledge of the Guarantor, threatened or anticipated between the Guarantor and any of its employees which would have a material adverse effect on the properties, business, profits or condition (financial or otherwise) of the Guarantor or any of its subsidiaries or would materially impair the ability of the Guarantor or any of its subsidiaries to perform its obligations contained in the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory and there are no material labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slow downs pending or, to the Guarantor’s knowledge, threatened by the Guarantor’s employees and representatives.

(b)                                 The consummation of the transactions provided for in the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory and compliance by the Guarantor with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.  No Reportable Event has occurred and is continuing with respect to any Plan.  Neither the Guarantor nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps

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to do so and no steps have been instituted to terminate any Plan.  No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Guarantor or any ERISA Affiliate of any material liability, fine or penalty.  No Plan maintained by the Guarantor or any ERISA Affiliate, nor any trust created thereunder, has incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits.  Neither the Guarantor nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

12.                                 Compliance with Law.  Neither the Guarantor nor any of its subsidiaries (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Guarantor and its subsidiaries, taken as a whole, or impair the ability of the Guarantor to perform its obligations contained in the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory.  Neither the Guarantor nor any of its subsidiaries is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

13.                                 Compliance with Environmental Laws.  Except as indicated in Section 9.8(c), neither the Guarantor nor any of its subsidiaries is in violation of any applicable United States Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could materially affect adversely the business, profits, properties or financial condition of the Guarantor and its subsidiaries, taken as a whole.  The Guarantor does not know of any liability or class of liability of the Guarantor or any of its subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

14.                                 Absence of Foreign or Enemy Status.  (a) Neither the Guarantor nor any of its subsidiaries on the date hereof, is (i) an “enemy” or an “ally of enemy” within the meaning of Section 2 of the Trading with the Enemy Act, (ii) a “national” of a foreign country designated in Executive Order 8389, as amended or of any “designated enemy country” as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or (iii) a “national of any designated foreign country” within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America.

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(b)                                 The execution and delivery of the Guarantee Agreement and the Security Documents by the Guarantor as contemplated hereby will not violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the South African Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (each as set forth in 31 C.F.R., Subtitle B, Chapter V, as amended).

(c) Neither the Guarantor nor any of its subsidiaries on the date hereof is a person or entity described in Section 1 of Executive Order 13224, of September 24, 2002, and, to the best knowledge of the Guarantor, neither the Guarantor nor any of its subsidiaries engage, and will not engage in, dealings or transactions with, or are or will be associated with, any such Person or entities.

15.                                 Consolidated and Integrated Business.  The Company and the Guarantor prepare consolidated financial statements and do their financial reporting on an integrated basis.  Both the Company and the Guarantor process sugar beets into refined sugar and sugar by-products.  The proceeds received by the Company from the sale of the Notes will be used by the Company to repay indebtedness incurred by the Company to finance the acquisition of the Guarantor’s operating assets.  The reduction in the Company’s indebtedness will permit the Company to have additional liquidity and capacity to continue to lend money to Guarantor.

16.                                 Solvency and Consideration.  (a) The Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.  The Guarantor does not intend to incur, or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due.  The Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory.  the Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory.

(b)                                 The Guarantor has determined that the execution and delivery of the Guarantee Agreement and the Security Documents to which the Guarantor is a signatory is in furtherance of its corporate purposes and is in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the making of such Guarantee Agreement and the Security Documents (i) by, among other things, (1) enabling its direct or indirect parent company to obtain financing deemed necessary and beneficial by such parent company for general, consolidated corporate purposes and (2) enabling it to increase its capitalization on a consolidated basis and (ii) in accordance with its participation in the consolidated and integrated business described in paragraph 15 hereof.

17.                                 Guarantee Agreement to Rank Pari Passu.  The Guarantee Agreement to which the Guarantor is a party and all other obligations thereunder are direct and unsecured obligations

5

of the Guarantor ranking pari passu as against all other present and future Debt (actual or contingent) of the Guarantor which is not secured or the subject of any statutory trust or preference or which is not expressed to be subordinate or junior in rank to any other Debt of the Guarantor.

18.                                 Investment Company Act.  The Guarantor is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

19.                                 Public Utility Holding Company Act.  The Guarantor is not, nor will it become, solely by reason of entering into or performing its obligations under the Guarantee Agreement to which it is a party or the carrying out of any of the transactions contemplated thereby, a “public utility company” or a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

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DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY AND THE GUARANTOR

The closing opinion of Oppenheimer, Wolff & Donnelley, special counsel to the Company and the Guarantor, which is called for by Section 4.4(a) of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

1.                                       The Company is a cooperative, duly organized, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements, the First Amendment 1998 Note Purchase Agreement and the Existing Mortgage and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in the State of North Dakota.

2.                                       The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and the corporate authority to execute and perform the Guarantees and the Sidney Mortgage and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in Montana, Texas and Wyoming and all of the issued and outstanding shares of capital stock of the Guarantor have been duly issued, are fully paid and non-assessable and are owned by the Company.

3.                                       The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company or the Guarantor, as applicable, have been duly executed and delivered by the Company or the Guarantor, as applicable, and constitute the legal, valid and binding contracts of the Company and the Guarantor, as applicable, enforceable in accordance with its terms.

4.                                       The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

5.                                       No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Transaction Documents.

6.                                       The issuance and sale of the Notes, and the execution, delivery and performance by the Company or the Guarantor, as applicable, of the Note Purchase Agreements, the Existing Mortgage, the Sidney Mortgage, the First Amendment 1998 Note Purchase Agreement and the Guarantees do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company or the Guarantor, as applicable, pursuant to the provisions of the Articles of Incorporation or By-laws of the Company and the Guarantor, as applicable, or to our actual knowledge, except for the consents from existing lenders required under the Note Purchase Agreement, any agreement or other instrument to which the Company or the Guarantor, as applicable, is a party or by which the Company or the Guarantor, as applicable, may be bound.

7.                                       The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

8.                                       The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreements do not violate or conflict with Regulation  T, U or X of the Board of Governors of the Federal Reserve System.

9.                                       There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel’s opinion could reasonably be expected to have a materially adverse effect on the Company’s or the Guarantor’s business or assets or which would impair the ability of the Company to issue and deliver the Notes or the ability of the Company or the Guarantor to comply with the provisions of the Note Purchase Agreements, the Guarantees, the Existing Mortgage or the Sidney Mortgage, as applicable.

10.                                 The Existing Mortgage constitutes a legal, valid and binding contract and agreement of the Company enforceable in accordance with its respective terms.

11.                                 The Existing Mortgage as of the Closing is in proper form under Minnesota and North Dakota law, as applicable, such that when it shall be recorded or filed for record in all public offices wherein such filing or recordation is necessary, the lien thereof shall be perfected against creditors of and purchasers from the Company or the Guarantor, as applicable; all UCC financing statements executed and delivered by the Company or the Guarantor, as applicable, relating to the transaction contemplated by the Transaction Documents on or prior to the Closing are in proper form under applicable law, as applicable, have been filed for record in the appropriate public offices and, as a result of such filings and upon such filings being properly indexed the security interests which can be perfected by filing and which are

2

created under the Existing Mortgage and the Sidney Mortgage will have been perfected as against creditors of the Company or the Guarantor, as applicable, or purchasers from the Company or the Guarantor, as applicable, of the property subject to such security interests.

The opinion of Oppenheimer, Wolff & Donnelley shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and of the Guarantor.

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DESCRIPTION OF SPECIAL COUNSEL’S CLOSING OPINION

The closing opinion of McDermott, Will & Emery, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.                                       The Note Purchase Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of principles is considered in a proceeding in equity or at law).

2.                                       The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

3.                                       The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of McDermott, Will & Emery shall also state that the opinion of Oppenheimer, Wolff & Donnelley is satisfactory in scope and form to McDermott, Will & Emery and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraphs 1 and 2 above with respect to the authorization of the Note Purchase Agreements and the Notes, McDermott, Will & Emery may rely solely upon an examination of the secretarial and incumbency certificate and the corporate resolutions of the Company and the opinion of Oppenheimer, Wolff & Donnelley.  The opinion of McDermott, Will & Emery is limited to the laws of the State of New York and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, McDermott, Will & Emery may rely on appropriate certificates of public officials and officers of the Company.

EXHIBIT 4.4(b)

(to Note Purchase Agreement)

DESCRIPTION OF CLOSING OPINION OF SPECIAL LOCAL COUNSEL TO THE PURCHASERS

The closing opinion of Holland & Hart, special Montana counsel and Oppenheimer, Wolff & Donnelly, special Minnesota and North Dakota counsel to the Purchasers, which is called for by Section 4.4(c) of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

1.                                       Assuming the Existing Mortgage to which the Company is a party, and the Sidney Mortgage to which the Guarantor is a party, have been duly authorized by proper corporate action on the part of the Company or the Guarantor, as applicable, have been duly executed and delivered by authorized officers of the Company or the Guarantor, as applicable, the Existing Mortgage to which the Company is a party, and the Sidney Mortgage to which the Guarantor is a party, constitute legal, valid and binding contracts and agreements of the Company or the Guarantor, as applicable, enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by (i) bankruptcy, insolvency or similar laws effecting the enforcement of creditors’ rights generally, (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a preceding in equity or at law), and (iii) except that certain remedies provided for in the Existing Mortgage or the Sidney Mortgage, as applicable, may be limited by applicable law, but none of such limitations as to remedies will, however, in their opinion, materially interfere with the practical realization of the security provided by the Existing Mortgage or the Sidney Mortgage, as applicable.

2.                                       No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota, North Dakota or Montana governmental body, state or local, is necessary in connection with the execution, delivery and performance by the Company or the Guarantor, as applicable, of the Note Purchase Agreements, the Notes, the Guaranty, the Existing Mortgage or the Sidney Mortgage.

3.                                       The Existing Mortgage or the Sidney Mortgage, as applicable, and financing statements or similar notices thereof have been recorded and filed for record in all public offices wherein such filing or recordation is necessary to perfect the lien thereof against creditors of and purchasers from the Company or the Guarantor, as applicable.

4.                                       When the Existing Mortgage or the Sidney Mortgage, as applicable, has been recorded in the real estate records in the County in which the property is located and when UCC-1 financing statements in a form provided by the applicable state law have been filed with the office of the Secretary of State of Minnesota and the Secretary of State of North Dakota, or the Secretary of State of Montana, as applicable, and in the real estate records in the county in which the property is located, the Existing Mortgage or Sidney Mortgage, as applicable, (or financing statements with respect thereto) shall have been recorded or filed in all public offices wherein such filing or recordation is necessary to perfect the lien or security interest thereof as against creditors of and purchasers from the Company or the Guarantor, as applicable.  Except for the necessity of filing continuation statements with respect to such financing statements prior to five years from the date of filing thereof and prior to each fifth year thereafter, no further filings or

EXHIBIT 4.4(c)

recordings are necessary to create or perfect the liens and security interests granted under such documents.

The opinion of Holland & Hart is limited to the laws of the State of Montana and the Federal laws of the United States. The opinion of and Oppenheimer, Wolff & Donnelly is limited to the laws of the State of Minnesota,  the State of North Dakota and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Holland & Hart and Oppenheimer, Wolff & Donnelly may rely on appropriate certificates of public officials and officers of the Company or the Guarantor, as applicable.

DESCRIPTION OF CLOSING OPINION FOR COUNSEL FOR THE COLLATERAL AGENT

The closing opinion of the Associate General Counsel of the Collateral Agent called for by Section 4.4(d) of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.                             The Collateral Agent is a cooperation banking association validly existing under the laws of the United States and is duly qualified to act as Collateral Agent under the Intercreditor and Collateral Agency Agreement.

2.                             The Collateral Agent has the requisite power and authority to execute, deliver and perform its respective obligations under the Intercreditor and Collateral Agency Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of each of the said agreements or instruments.

3.                             The Intercreditor and Collateral Agency Agreement has been duly authorized, executed and delivered by the Collateral Agent and constitutes the legal, valid and binding contract of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

4.                             No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality by the Collateral Agent or any affiliate thereof is necessary to the valid execution, delivery or performance of the Intercreditor and Collateral Agency Agreement.

The opinion of the Associate General Counsel of the Collateral Agent shall cover such other matters relating to the transactions contemplated by the Note Purchase Agreements as the Purchasers may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the parties involved in the transaction.

EXHIBIT 4.4(d)

(to Note Purchase Agreement)